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                                                                    EXHIBIT 10.8


                                 AMENDMENT NO. 2
                                       TO
                       TELEDYNE TECHNOLOGIES INCORPORATED
               1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                           EFFECTIVE DECEMBER 14, 2000


        Effective as of December 14, 2000, and with respect to Annual Meetings of the stockholders of the Company occurring thereafter, the second sentence of
Section 4.4(a) of the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended (the "Plan"), is hereby amended to read in its entirety as follows:

"An Annual Option covering 4,000 shares of Common Stock will be granted to each Non-Employee Director automatically at the conclusion of each Company Annual Meeting."

        Capitalized terms used and not otherwise defined in this Amendment No. 2 have the meanings ascribed to such terms in the Plan.